Exhibit 10.6

FIRST AMENDMENT

TO THE

NATIONWIDE FINANCIAL SERVICES, INC.

SENIOR EXECUTIVE INCENTIVE PLAN

Effective January 1, 2004, the Nationwide Financial Services, Inc. Senior Executive Incentive Plan is hereby amended as follows:

The definition of Eligible Officer is amended and restated to read:

“Eligible Officer” means the Chief Executive Officer, President, any Executive Vice President, or any Senior Vice President of the Company.

First Amendment Approved by Board on May 5, 2004.